Exhibit 99.1

Nikola and VectoIQ Acquisition Corp. Announce

Closing of Business Combination

•	The combined company’s shares to continue to be listed on Nasdaq under new ticker symbol “NKLA”
•	Nikola raises more than $700 million through the business combination and PIPE, which includes Fidelity Management & Research Company, ValueAct Spring Fund and P. Schoenfeld Asset Management LP
•	Raised capital expected to accelerate Nikola’s production of battery-electric (BEV) and hydrogen fuel-cell electric vehicles (FCEV)
•	Nikola’s pre-orders represent more than $10 billion in potential revenue
•	Nikola’s hydrogen network anticipated to cover North America; set to become the largest hydrogen network in the world
•	Nikola adds Stephen Girsky, current CEO of VectoIQ and former Vice Chairman of General Motors Corporation, to its Board of Directors

PHOENIX, Arizona --(PRNewswire)—Nikola Corporation today announced the completion of its previously announced business combination with VectoIQ Acquisition Corp. (NASDAQ: VTIQ), a publicly-traded special purpose acquisition company, and Nikola’s listing on the Nasdaq Global Select Market. The business combination, which was approved on June 2, 2020 by VectoIQ stockholders, further solidifies Nikola as a global leader in zero-emissions transportation and infrastructure solutions. On June 4, 2020, the combined company’s shares will trade on the Nasdaq under the new ticker symbol “NKLA.”

The transaction proceeds are expected to accelerate vehicle production, allow Nikola to break ground on its state-of-the-art manufacturing facility in Coolidge, Arizona, and continue its hydrogen station infrastructure roll out.

“Nikola is thrilled to complete the Nasdaq listing and be part of the ESG investment world. This is a significant endorsement in fuel-cell and battery-electric technology. Since Nikola launched its first fuel-cell semi-truck, you have seen the world rally behind hydrogen and follow our lead. What was once considered the fuel of the future is now accepted as today’s solution,” said Nikola’s Founder and Executive Chairman Trevor Milton. “With our Nikola IVECO joint venture and over $10 billion in pre-order reservations, Nikola is positioned to be a wonderful story of how one company can literally change the world.”

Stephen Girsky, CEO of VectoIQ Acquisition Corp. added, “The VectoIQ team and I are proud to support Nikola in its transition to a public company. It’s an exciting time to be in the zero-emissions transportation space and Nikola is at the forefront of this technology. I look forward to continuing to support the company as a member of the Board, and helping to make Nikola’s vision of a cleaner world a reality. Congratulations to Trevor and the Nikola team on this milestone, a definitive step toward a sustainable future. I would also like to thank the VectoIQ team for their amazing contributions over the past two years, and tireless work to execute on this transaction.”

The company expects to generate revenue by 2021 with the roll out of its Nikola Tre Class 8 BEV, followed by the Nikola Two Class 8 FCEV starting in 2023. The build out of hydrogen fueling stations will serve Nikola customers’ fleets, such as Anheuser-Busch.

In addition to Milton, Nikola will continue to be led by its seasoned management team including Chief Executive Officer, Mark Russell; Chief Financial Officer, Kim Brady; Chief Legal Officer, Britton Worthen and Chief Human Resources Officer, Joseph Pike.

Cowen served as sole financial advisor and lead capital markets advisor, and Greenberg Traurig, LLP served as legal advisor to VectoIQ. Deutsche Bank Securities Inc. served as an additional capital markets advisor to VectoIQ. Morgan Stanley served as financial advisor, and Pillsbury Winthrop Shaw Pittman LLP served as legal advisor to Nikola.

About Nikola Corporation

Nikola Corporation is globally transforming the transportation industry. As a designer and manufacturer of battery-electric and hydrogen-electric vehicles, electric vehicle drivetrains, vehicle components, energy storage systems, and hydrogen fueling station infrastructure, Nikola is driven to revolutionize the economic and environmental impact of commerce as we know it today. Founded in 2015, Nikola Corporation is headquartered in Phoenix, Arizona. For more information, visit nikolamotor.com or Twitter: @nikolamotor.

About VectoIQ

VectoIQ was formed for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, recapitalization or other similar business combination with one or more businesses. VectoIQ is sponsored by VectoIQ Holdings, LLC (including P. Schoenfeld Asset Management LP) and Cowen.

Forward Looking Statements Certain statements included in this press release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," "should," "would," "plan," "predict," "potential," "seem," "seek," "future," "outlook," and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the company’s expected uses of proceeds from the business combination; potential future revenue; the company’s expectations for its trucks and hydrogen fuel cell network; market acceptance of hydrogen fuel solutions; and market opportunity. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of Nikola's management and are not predictions of actual performance. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements, including but not limited to general economic, financial, legal, political and business conditions and changes in domestic and foreign markets; the potential effects of COVID-19; the outcome of judicial proceedings to which Nikola is, or may become a party; failure to realize the anticipated benefits of the business combination; the conversion of pre-orders into binding orders; risks related to the rollout of Nikola's business and the timing of expected business milestones; the effects of competition on Nikola's future business; the availability of capital; and the other risks discussed under the heading "Risk Factors" in the definitive proxy statement/prospectus/information statement filed by VectoIQ on May 8, 2020 and other documents Nikola files with the SEC in the future. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. These forward-looking statements speak only as of the date hereof and Nikola specifically disclaims any obligation to update these forward-looking statements.

Contacts

Investor Inquiries, please contact:
investors@nikolamotor.com

For Media Inquiries, please contact:
Nicole Rose
602-499-4795
nicole.rose@nikolamotor.com

Colleen Robar
313-207-5960
crobar@robarpr.com

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